UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 8, 2008

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

        To the extent the entry by certain subsidiaries of Harley-Davidson, Inc. (the “Company”) into the agreements described in Item 8.01 constitutes the Company’s entry into a material definitive agreement, the text of Item 8.01 is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        To the extent the entry by certain subsidiaries of the Company into the agreements described in Item 8.01 and the consummation of the transactions contemplated by such agreements have resulted in the Company becoming obligated on a direct financial obligation that is material to the Company, the text of Item 8.01 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

        (e)     Shareholders of the Company have approved the Harley-Davidson, Inc. Employee Short Term Incentive Plan.

        On December 8, 2008, the Human Resources Committee (the “Committee”) of the Board of Directors of the Company established short term incentive criteria for 2009 for approximately 9,600 employees of the Company and its subsidiaries.

        As part of this action, the Committee established short term incentive criteria for 2009 for approximately 8,100 employees of Harley-Davidson Motor Company (the “Motor Company”). These employees include the Senior Vice President of Product Development of the Motor Company, who is a named executive officer of the Company identified in the Company’s proxy statement for its annual meeting of shareholders held on April 26, 2008, filed on Schedule 14A with the Securities and Exchange Commission (the “Commission”) on April 1, 2008 (the “Latest Proxy Statement”), whose short term incentive award opportunity for 2009 will be based on the Company’s earnings before interest and taxes; cost of goods sold of the Motor Company; quality of Harley-Davidson and Buell motorcycles; and Motor Company launch efficiency. These employees also include the President and Chief Operating Officer of the Motor Company, who is a named executive officer of the Company identified in the Latest Proxy Statement, whose short term incentive award opportunity for 2009 will be based on the Company’s earnings before interest and taxes; selling, general and administrative expenses (S,G&A) expenses of the Motor Company; and combined results of short term incentive plans for Operations/Engineering employees of the Motor Company (including the named executive officer referred to above) and Sales & Marketing employees of the Motor Company.

        The Committee also established short term incentive criteria for 2009 for the Company’s principal executive officer, the Company’s principal financial officer and the Company’s Executive Vice President, General Counsel and Secretary, as identified in the Latest Proxy Statement. These short term incentive award opportunities for 2009 will be based on the Company’s earnings before interest and taxes and on the combined results of all of the other short term incentive plans of the Company and its subsidiaries, including those applicable to Motor Company employees.

        In addition, the five named executive officers referred to above will participate in a separate strategic leadership plan that is similar in operation to the strategic leadership plan in effect for 2008. An executive will earn compensation under this plan based on the executive’s performance toward certain strategic and leadership objectives based on the judgment of the Committee as it relates to the Company’s principal executive officer (with final approval by the Nominating and Corporate Governance Committee of the Board) and based on the judgment of the Company’s principal executive officer as it relates to the other senior executives. Overall total short term incentive target opportunities for 2009 as a percentage of base salary will be consistent with 2008 opportunities for similar positions.

        On December 9, 2008, the Board of Directors of the Company approved certain changes in the design of the Company’s management deferred compensation plans and substantially identical changes in the design of the Company’s director deferred compensation arrangements. The Company’s named executive officers are among the approximately 90 participants in the management deferred compensation plans. Prior to the amendments, the management and director plans provided for distribution only following a participant’s separation. The amendments permit a participant, by December 31, 2008, to elect to receive a distribution of his or her eligible deferred balances that are attributable to pre-2009 participation on a date certain selected by the participant. Distribution can occur following June 30, 2009 or on various later dates. The amendments provide participants with flexibility permitted under the transition rules of Section 409A of the Internal Revenue Service Code.

Item 8.01.	Other Events.

        On December 12, 2008, Harley-Davidson Warehouse Funding Corp. (the “Borrower”) and Harley-Davidson Credit Corp. (the “Servicer”), each an indirect wholly-owned subsidiary of the Company, entered into a loan and servicing agreement (the “Loan Agreement”) with a group of conduit lenders and committed lenders and JPMorgan Chase Bank, N.A., as program agent (the “Agent”). Pursuant to a receivables sale agreement dated as of December 12, 2008 (the “Sale Agreement”) between the Servicer, as seller, and the Borrower, which is a bankruptcy-remote special purpose entity and wholly-owned subsidiary of the Servicer, the Servicer conveyed a portfolio of receivables arising from retail sales of motorcycles (collectively, the “Receivables”) and certain other assets to the Borrower in exchange for cash and/or equity. Pursuant to the Loan Agreement, the Borrower granted a security interest in the Receivables to the Agent to secure the repayment of a one-time $500 million advance that the conduit lenders made to the Borrower on the December 12, 2008 closing date. The Borrower applied all or a portion of the proceeds of such advance to the payment of the purchase price for the Receivables to the Servicer under the Sale Agreement. The conduit lenders under the Loan Agreement funded the advance by issuing commercial paper. Unless earlier terminated or subsequently extended by the mutual agreement of the Borrower and the lenders, the Loan Agreement will expire on March 31, 2009, at which time the Borrower will be obligated to repay the advance in full. The Loan Agreement does not result in an off-balance sheet arrangement for the Company and, therefore, will be treated as a financing on the Company’s consolidated financial statements. The Servicer has retained servicing responsibility for the Receivables under the Loan Agreement.

        The Loan Agreement provides for interest on the advance based on prevailing commercial paper rates or, to the extent the advance is not funded by a conduit lender through the issuance of commercial paper, LIBOR, in each case plus a specified margin. The Loan Agreement also provides for an upfront fee based on the aggregate commitments of the committed lenders under the Loan Agreement.

        The Loan Agreement contains customary events of default (with grace periods where customary), including, among other things, failure to pay interest or principal when due, change in control of the Company and insolvency events.

        The lenders under the Loan Agreement have no recourse to the Company or any of its affiliates (other than the Borrower) for repayment of the advance. In addition, neither the Company nor the Servicer, nor any of their affiliates, have guaranteed the collectability of the Receivables or the creditworthiness of the obligors under the Receivables.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: December 12, 2008	By: /s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary